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                    EFFECT OF STOCK SPLIT ON THE SHARES OF
                     COMMON STOCK REGISTERED ON FORM S-8

    Effective upon the distribution of the shares of common stock in the stock split described elsewhere in this report, the company's Registration Statements on Form S-8 will be amended to double the shares of common stock registered thereby, without any further action by the company. Registration Statement
No. 2-77829 will be amended to increase the shares of common stock registered thereby to 60,000,000; Registration Statement No. 33-4664 will be amended to increase the shares of common stock registered thereby to 59,200,000; Registration Statement No. 33-36132 will be amended to increase the shares registered thereby to 48,000,000; Registration Statement No. 33-39714 will be amended to increase the shares registered thereby to 20,000,000; Registration Statement No. 33-39715 will be amended to increase the shares registered thereby to 20,000,000; Registration Statement No. 33-46846 will be amended to increase the shares of common stock registered thereby to 1,600,000; Registration Statement No. 33-53333 will be amended to increase the shares of common stock registered thereby to 40,000,000; Registration Statement No. 33-58221 will be amended to increase the shares of common stock registered thereby to 20,000,000; Registration Statement No. 33-58241 will be amended to increase the shares of common stock registered thereby to 20,000,000; Registration Statement No. 333-67027 will be amended to increase the shares of common stock registered thereby to 42,000,000; Registration Statement
No. 333-71309 will be amended to increase the shares of common stock registered thereby to 1,000,000; Registration Statement No. 333-71311 will be amended to increase the shares of common stock registered thereby to 1,000,000; and Registration Statement No. 333-88015 will be amended to increase the shares of common stock registered thereby to 300,000.